__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
March 14, 2013 (March 11, 2013)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 11, 2013, HollyFrontier Corporation (“HFC”) entered into an Amendment to Change in Control Agreement (the “Amendment”) with each of David L. Lamp, Executive Vice President and Chief Operating Officer of the Corporation, and George J. Damiris, Senior Vice President, Supply and Marketing of the Corporation. Pursuant to the Amendment, each of Mr. Lamp and Mr. Damiris agreed to eliminate, in its entirety, the provision in his Change in Control Agreement (the “Agreement”) with HFC relating to the payment by HFC of a tax gross-up associated with certain taxes on amounts payable to him under the Agreement (or pursuant to any other arrangement or agreement with HFC) as a result of a change in control of HFC.
The description of the Amendment is qualified by reference to the copy of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	HollyFrontier Corporation Form of Amendment to Change in Control Agreement for David L. Lamp and George J. Damiris.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date:    March 14, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	HollyFrontier Corporation Form of Amendment to Change in Control Agreement for David L. Lamp and George J. Damiris.